Exhibit 99.1

CONTACT:

Rodney B. Harrison	Van Negris / Lexi Terrero
Morton Industrial Group, Inc.	Van Negris & Company, Inc.
(309) 266-7176	(212) 396-0606 — info@vnegris.com

FOR IMMEDIATE RELEASE

Morton Industrial Group, Inc. Announces 2002 Fourth Quarter and Year End Results

MORTON, IL — March 31, 2003 — Morton Industrial Group, Inc. (OTC: MGRP), a leading contract manufacturing supplier to large industrial original equipment manufacturers (OEMs), today announced its financial results for the 2002 fourth quarter and year ended December 31, 2002.

William D. Morton, Chairman, President and Chief Executive Officer of Morton Industrial Group, Inc., stated:  “We, like most American manufacturing companies, entered 2002 expecting our economy to improve during the last half of the year. This recovery did not materialize and, given the global challenges in front of us, may not do so during 2003. This will extend further the longest running economic constriction in American manufacturing since the Great Depression of 1929.

“We have made the long-term viability of Morton Industrial Group, Inc. our primary objective during this lingering downturn. To assure this, we have refocused on our core business, Morton Metalcraft Co., and determined that our recent expansion into contract plastics manufacturing, which created Morton Custom Plastics in 1998 and expanded it in 1999, should be discontinued.

“On December 24, 2002, we sold all of the assets of our five Morton Custom Plastics facilities located in Harrisburg and Concord, North Carolina; St. Matthews, South Carolina; and Lebanon, Kentucky, to Wilbert, Inc., an established contract plastics manufacturer servicing common capital goods industry customers.  We have also entered into discussions for the sale of the assets of our remaining Morton Custom Plastics facility located in West Des Moines, Iowa, requiring that we classify this business as ‘assets held for sale’ in our current financial statements.

“These actions allow us to concentrate all of our management attention on further developing Morton Metalcraft Co., our core business of contract metal fabrication manufacturing.”

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Morton Industrial Group, Inc.

March 31, 2003

Page Two

The sales and operating income results from these continuing operations are referenced below. Details regarding earnings per share, discontinued operations, and the Company’s extended credit facility are available in the Company’s 10-K which may be accessed through the SEC’s EDGAR on-line system at www.sec.gov.

Net sales for the year ended December 31, 2002 from continuing operations were $116.6 million compared to $127.1 million for the year ended December 31, 2001.  The year over year sales decrease resulted primarily from the continued softness of the general economy negatively impacting unit demand from our major customers.   For the three months ended December 31, 2002, net sales from continuing operations rose to $26.2 million from $22.8 million in the same period a year ago. This resulted from the receipt of several major project awards from existing customers and the establishment of two new customers in diverse industries during the year.

Operating income from continuing operations for the year ended December 31, 2002 increased to $2.9 million from $1.3 million for the year ended December 31, 2001. For the three months ended December 31, 2002, the operating loss from continuing operations narrowed to $0.3 million from an operating loss of $3.6 million in the same period a year ago. This improved operating income during a year over year sales decrease resulted from the continued positive impact of our 6 Sigma initiative, which has lowered our overall operating costs.

Mr. Morton continued:  “We enter 2003 cautious of the global economic and political challenges that we and our customers are currently experiencing. But we are optimistic about the talent and resolve of our employees, the quality of our expanding customer base and the progress we’ve made in refocusing our business during 2002.”

About Morton Industrial Group, Inc.

Morton Industrial Group, Inc., operates Morton Metalcraft Co.’s five contract metal fabrication plants in Morton, Illinois; Apex and Welcome, North Carolina; and Honea Path, South Carolina. It employs approximately 1,000 associates serving the agricultural, construction and on-highway equipment industries. Morton’s principal customers include Caterpillar Inc., Deere & Company, and Federal Signal.

“Safe Harbor” Statement Under The Private Securities Reform Litigation Act of 1995: This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements containing words “anticipates,” “believes,” “intends,” “estimates,” “expects,” “projects,” and similar words. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, the following: the loss of certain significant customers; the cyclicality of our construction and agricultural sales; risks associated with our acquisition strategy; general economic and business conditions, both nationally and in the markets in which we operate or will operate; competition; and other factors referenced in the Company’s reports and registration statements filed with the Securities and Exchange Commission. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained herein speak only of the Company’s expectation as of the date of this press release. We disclaim any obligations to update any such factors or publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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— Statistical Table Follows —

Morton Industrial Group, Inc.

March 31, 2003 - Page Three

MORTON INDUSTRIAL GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Twelve Months Ended December 31, 2002 and December 31, 2001

(Dollars In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2002	2001	2002	2001
	(Unaudited)	(Unaudited)
Net sales	$26,168	22,803	116,567	127,103
Cost of sales	23,475	22,256	101,522	111,358
Gross profit	2,693	547	15,045	15,745

Operating expenses:
Selling expenses	622	676	2,723	2,809
Administrative expenses	2,405	3,497	9,447	10,322
Restructuring charges	—	—	—	1,323
Total operating expenses	3,027	4,173	12,170	14,454
Operating income (loss)	(334)	(3,626)	2,875	1,291

Other income (expense):
Interest expense	(942)	(1,595)	(4,228)	(6,706)
Other	77	(423)	365	(610)
Total other income (expense)	(865)	(2,018)	(3,863)	(7,316)

Loss before income taxes, discontinued operations and cumulative effect of accounting change	(1,199)	(5,644)	(988)	(6,025)

Income taxes	(1,109)	1,242	(288)	1,242
Loss before discontinued operations and cumulative effect of accounting change	(90)	(6,886)	(700)	(7,267)

Discontinued operations:
Net income (loss) from operations of discontinued plastics operations (including gain on disposal of $17,784 in 2002)	16,569	(5,931)	8,947	(8,596)

Income taxes	2,157	858	2,157	858
	14,412	(6,789)	6,790	(9,454)
Earnings (loss) before cumulative effect of accounting change	14,322	(13,675)	6,090	(16,721)

Cumulative effect of change in accounting principle, net of tax of $0	—	—	(8,118)	—

Net earnings (loss)	14,322	(13,675)	(2,028)	(16,721)

Accretion of discount on preferred shares	(332)	(279)	(1,265)	(1,066)

Net income (loss) available to common shareholders	$13,990	(13,954)	(3,293)	(17,787)

Earnings (loss) per common share — basic and diluted:
Loss from continuing operations	$(0.09)	(1.55)	(0.42)	(1.81)
Income (loss) from discontinued operations	3.09	(1.48)	1.46	(2.06)
Loss available to common shareholders before cumulative effect of change in accounting principle	3.00	(3.03)	1.04	(3.87)
Cumulative effect of a change in accounting principle	—	—	(1.75)	—
Net income (loss) available to common shareholders	$3.00	(3.03)	(0.71)	(3.87)
Weighted average number of common shares	4,660,547	4,600,850	4,638,467	4,600,850

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